Achieved top end of revised guidance range of $1.05 - $1.10 Utility operations delivered $0.79 EPS and midstream investments delivered $0.31 EPS on a guidance basis Company reiterates 2016 full year guidance of $1.12 - $1.20 4th Quarter 2015 Earnings Call February 26, 2016 Exhibit 99.2

This presentation contains statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance or underlying assumptions (including future regulatory filings, earnings, capital investments, and rate base or customer growth) and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will,” or other similar words. The absence of these words, however, does not mean that the statements are not forward-looking. We have based our forward-looking statements on our management's beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include but are not limited to the timing and impact of future regulatory, legislative and IRS decisions, financial market conditions, future market conditions, economic and employment conditions, customer growth and other factors described in CenterPoint Energy, Inc.’s Form 10-K for the period ended December 31, 2015 under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Certain Factors Affecting Future Earnings” and in other filings with the SEC by CenterPoint Energy, which can be found at www.centerpointenergy.com on the Investor Relations page or on the SEC’s website at www.sec.gov . This presentation contains time sensitive information that is accurate as of the date hereof. Some of the information in this presentation is unaudited and may be subject to change. We undertake no obligation to update the information presented herein except as required by law. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investors page of our website. In the future, we will continue to use these channels to distribute material information about the Company and to communicate important information about the Company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website. Use of Non-GAAP Financial Measures In addition to presenting its financial results in accordance with generally accepted accounting principles (“GAAP”), CenterPoint Energy also provides guidance based on adjusted diluted earnings per share, which is a non-GAAP financial measure.  Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure.  A full reconciliation of net income and diluted earnings per share to the basis used in providing guidance is provided in this presentation on slide 35. Additionally, on slide 36, management presents a further adjustment and reconciliation of adjusted diluted earnings per share to a 2014 baseline metric, which provides management’s starting point for forecasting earnings growth, by adjusting for other than normal weather impacts, true-up variations, and an energy efficiency remand bonus received in the third quarter of 2014.  These additional adjustments are provided to further explain the basis for management’s guidance estimate.  These non-GAAP financial measures should be considered as a supplement and complement to, and not as a substitute for, or superior to, the most directly comparable GAAP financial measure and may be different than non-GAAP financial measures used by other companies. Management evaluates financial performance in part based on adjusted diluted earnings per share and believes that presenting this non-GAAP financial measure enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods by excluding items that Management does not believe most accurately reflect its fundamental business performance, which items include the impairments and items reflected in the reconciliation table on slide 35 of this presentation.  This non-GAAP financial measure should be considered as a supplement and complement to, and not as a substitute for, or superior to, the most directly comparable GAAP financial measure and may be different than non-GAAP financial measures used by other companies. Cautionary Statement

Earnings Call Highlights 2015 Highlights Earnings Guidance & Growth Drivers Midstream Investments Update Strategic Update 2015 Industry Recognition Scott Prochazka – President and CEO

Strong customer growth - nearly 80,000 new utility customers 2% electric metered customer growth 1% natural gas utilities customer growth Received nearly $90 million in annualized rate relief from 2015 filings, excluding interim rates ROEs near authorized levels at both electric and gas utilities O&M expense growth was flat year-over-year versus 2014, excluding certain expenses that have revenue offsets Achieved first quartile safety performance compared to our industry peers (AGA and EEI members) 2015 Highlights

One-time $0.07 tax benefit and $0.06 of other baseline adjustments 2016 Guidance ($1.12 - $1.20) 2015 EPS (Guidance Basis) 2014 EPS (Guidance Basis) Earnings from Utility Operations were 65% of overall earnings in 2014 and are expected to represent 75% - 80% in 2016 We anticipate 2016 Utility Operations earnings growth will be driven by: Efficient recovery of invested capital CenterPoint’s vibrant, growing service territories Effective capital management Optimization of CenterPoint’s financing costs Steady Utility Growth Anticipated to Compensate for Midstream Challenges in 2016 baseline Note: Refer to slide 35 and 36 for reconciliation to GAAP measures and slide 2 for information on non-GAAP measures

Activity Increased both full-year 2015 processed volumes and intrastate transported volumes by 14% compared to 2014 Bear Den crude gathering system volumes increased by 6,500 barrels per day (Bbl/d) in fourth quarter of 2015 compared to third quarter 2015 Total of 28 rigs are currently drilling wells scheduled to be connected to Enable in the Anadarko Basin Finances Achieved distribution coverage of greater than 1.0x in 2015 Substantial liquidity with $1.2 billion of available revolving credit facility capacity as of December 31, 2015 No debt maturities due in 2016 or 2017 2016 expansion capital reduced to $375 million Midstream Investments Source: Enable Midstream Partners February 17, 2016, Press Release and 4Q Earnings Call. Please refer to these materials for an overview of Enable’s 4Q Performance.

Core strategy is to invest organically to grow and strengthen our current utility service territories In January, announced two investments that are expected to be EPS accretive: $363 million investment in Enable Midstream Partners’ 10% perpetual preferred securities; closed on February 18, 2016 Acquisition of Continuum Energy’s retail energy services creates access to more markets, increases Energy Services’ commercial and industrial customer base by over 30%, and generates economies of scale; expected to close in March or April 2016 Continue to evaluate strategic opportunities: Options for Enable Midstream Partners ownership (sale or spin-off) Real Estate Investment Trust (REIT) for utility assets Expect to provide an update on the strategic reviews in the second half of 2016, if not sooner Strategic Update

1st in Midwest in Operational Satisfaction in Utility Trusted Brand & Engagement Residential Study Environmental Champion Award Customer Champion in Electric Utility Trusted Brand & Engagement Residential Study 2nd in J.D. Power 2015 Gas Utility Residential Customer Satisfaction Study (South Region) 2015 Industry Recognition

Earnings Call Highlights Electric Results Customer Growth Capital Investment Outlook Rate Base Outlook Construction of a new permanent 345kV double circuit tower in between temporary bypasses to safely reenergize circuits damaged by tornadoes in April 2015. Tracy Bridge – EVP & President, Electric Division

(1) Houston Electric’s customer count increased from 2,299,247 as of December 31, 2014, to 2,348,517 as of December 31, 2015 (2) Weather in 2015 was close to the 10-year average; 2015 cooling degree days and heating degree days were 101% and 102% of the 10-year averages, respectively, compared to 91% and 123%, respectively, in 2014 (3) 2014 TDU core operating income represents total segment operating income of $595 million, excluding operating income from transition and system restoration bonds of $118 million (4) Net transmission and distribution related revenue (5) Includes lower revenues from energy efficiency bonuses of $15 million, including a one-time energy efficiency remand bonus of $8 million received in the third quarter of 2014, reduced equity return related to true-up proceeds of $20 million, lower right of way revenue of $7 million, and higher miscellaneous revenue of $1 million (6) 2015 TDU core operating income represents total segment operating income of $607 million, excluding operating income from transition and system restoration bonds of $105 million $ Millions 2% YoY Customer Growth (1) (3) (4) (5) (6) Return to More Normal Weather (2) Electric Transmission and Distribution Operating Income Drivers 2014 vs 2015

2.4% 2.1% 2.0% Electric Transmission and Distribution Steady Customer Growth Continues

$3.7 Billion 2016 – 2020 Capital Plan (1) $ Millions Brazos Valley Connection ($270-$310 million from 2016 into 2018) Reliability and resiliency Customer growth Infrastructure improvements Technology improvements Capital plan addresses: (1) Includes AFUDC Electric Transmission and Distribution Capital Investment Growth

$ Millions Projected Average Rate Base Electric Transmission and Distribution $5.8 Billion Projected 2020 Rate Base Rate Base Capital Structure: 55% debt / 45% equity Rate Base Growth: 5.2% CAGR 2015-2020

2015 Minnesota Beltline Replacement Project in downtown Minneapolis Earnings Call Highlights Gas Operations Results Capital Investment Outlook Rate Base Outlook Energy Services Update Joe McGoldrick – EVP & President, Gas Division

1% YoY Customer Growth (1) $ Millions (1) Natural Gas Utilities’ customer count increased from 3,373,814 on December 31, 2014, to 3,403,766 on December 31, 2015 (2) Weather in 2015 was close to the 10-year average; heating degree days were 95% of the 10-year average compared to 120% in 2014 (3) Includes higher depreciation expense of $22 million and higher tax expense of $2 million (3) Return to More Normal Weather (2) Natural Gas Utilities Operating Income Drivers 2014 vs 2015

Natural Gas Utilities Capital Investment Growth $ Millions Capital plan addresses: Aging infrastructure Minnesota Belt Line Project Customer growth Public improvement requirements $2.3 Billion 2016 – 2020 Capital Plan

Natural Gas Utilities $3.3 Billion Projected 2020 Rate Base $ Millions Projected Average Rate Base Rate Base Growth: 6.2% CAGR 2015-2020 Rate Base Capital Structure: 48.5% debt / 51.5% equity

(1) (3) (1) Operating income as reported in 2014 was $52 million. Chart excludes mark-to-market gain of $29 million. (2) Includes a $4 million benefit related to a lower inventory write-down in 2015. (3) Operating income as reported in 2015 was $42 million. Chart excludes mark-to-market gain of $4 million. $ Millions Energy Services Operating Income Drivers 2014 vs 2015 Improved Margin Cost Discipline Customer Growth and Retention (2)

CNP Signs Agreement to Acquire Continuum’s Retail Energy Services Business Acquisition includes Continuum’s retail business, Choice customers, and origination & logistics assets Aggregate purchase price for the acquisition is $77.5 million plus working capital Acquisition complements overall natural gas strategy and increases Energy Services’ commercial and industrial customer base by over 30% Expanded operational footprint positions Energy Services to access more markets, grow efficiently, and achieve economies of scale Combined energy services business will continue to operate with a low Value-at-Risk business model Expected to increase annual gross margin by approximately 40% Anticipate closing in March or April 2016 Combined energy services business projected to contribute $40 - $50 million in annual operating income

Bill Rogers – EVP & CFO Earnings Call Highlights Guidance Parameters Impairment Discussion Financing Activities

Guidance Parameters Reiterate 2016 full year guidance of $1.12 - $1.20 per diluted share $0.88 - $0.92 expected from utility operations $0.24 - $0.28 expected from midstream investments CenterPoint’s targeted 4 - 6% annual EPS growth through 2018 is based off of 2015 EPS on a guidance basis of $1.10 per share 2016’s guidance presumes a continuation of the current commodity environment and its impact on our Midstream Investments Certain factors may drive variation within the guidance range, such as: Enable Midstream performance including impact of commodity prices Interest expense Combined Energy Services/Continuum retail energy services business performance Weather-driven usage Regulatory filing outcomes Right-of-way revenues Energy efficiency bonuses Other factors disclosed in our public filings with the SEC

Non-Cash Impairment Charges Related to Midstream Investments

CenterPoint Energy

- Recorded pre-tax, non-cash impairments on equity investment in Enable Midstream totaling $984 million ($620 million after-tax) in the fourth quarter of 2015, inclusive of CenterPoint's share ($9 million) of impairment charges recorded by Enable Midstream for long-lived assets
- Reduces the equity investment from $3.6 billion to $2.6 billion
- Post impairments, the carrying value of CenterPoint Energy's investment in Enable Midstream is $11.09 per unit, including the value of GP shares and potential incentive distribution rights
- Does not affect liquidity, cash flow or compliance with debt agreement obligations

Equity/Capital (as of December 31, 2015)	
CenterPoint Energy Inc. Consolidated	36.0%
CenterPoint Energy Houston Electric, LLC	42.1%
CenterPoint Energy Resources Corp [1]	55.2%

[1] Pro-forma CERC equity/capital; net of CERC dividend to CNP associated with receipt of notes receivable

investors.centerpointenergy.com 22

2015 Record year with $1.6 billion total capital investment Cash flow covered all capital expenditures in 2015 Borrowing(1) increased ~$330 million 2016 Anticipate strong balance sheet and cash flow No external sources or cash from operations were needed to finance $363 million investment in Enable’s perpetual preferred securities Project total capital investment of approximately $1.4 billion Net incremental borrowings not anticipated to exceed $150 million, inclusive of funding of the acquisition of Continuum’s marketing business Expect to refinance $600 million debt at Houston Electric Equity issuance not anticipated 2017 No anticipated incremental financing needs; dependent on such factors as bonus depreciation, capital investment plans, and working capital Liquidity and Capital Resources (1)Excludes transition and system restoration bonds

Interest Expense and Annual Tax Rates Interest Expense 2015 full-year interest expense was lower than 2014 (1) Partial year impact of financing activities in 2015, including retirement of $270 million of CNP Inc. debt 2016 full-year interest expense is projected to be lower than 2015 Full year impact of financing activities in 2015, including retirement of $270 million of CNP Inc. debt Partial year impact of $325 million maturity at CERC in May 2016 Partially offset by expected Houston Electric fixed rate debt offering Annual Tax Rates 2015 effective tax rate with impairment: 39% 2015 effective tax rate without impairment: 35% 2016 anticipated effective tax rate: 36% (1)Excludes transition and system restoration bonds

Appendix

DCRF – Distribution Cost Recovery Factor; TCOS – Transmission Cost of Service; EECRF – Energy Efficiency Cost Recovery Factor (1) Performance incentive approved and recognized in Q4 2014 was $16.2 million Mechanism Effective Date Annual Revenue Increase - $MM Comments Docket # TCOS February 2015 $23.5 Filed on November 21, 2014; approved during 1Q 2015 43836 TCOS August 2015 $13.7 Filed on June 26, 2015; approved during 3Q 2015 44881 DCRF September 2015 $13.0 Filed on April 6, 2015; settlement approved on July 30, 2015 44572 TCOS November 2015 $16.8 Filed on October 1, 2015; approved during 4Q 2015 45214 Annualized rate relief from approved 2015 filings: $67 million Mechanism Date Recognized Incentive - $MM Comments Docket # EECRF October 2015 $6.6 Filed on June 1, 2015; performance incentive approved in October 2015; recognized when approved; rates effective March 2016 44783 Energy efficiency incentive recognized in 2015 (1): $6.6 million Electric Transmission and Distribution 2015 Regulatory Update

2015A 2016E 2017E 2018E 2019E 2020E Transmission 38% 48% 43% 30% 32% 25% Distribution 61% 49% 52% 64% 64% 69% $ Millions Electric Transmission and Distribution Capital Expenditures

$4 million $29 million $2 million $27 million $21 million $14 million Revenues attributable to allowing third-party use of transmission ROWs Third-party needs result in uncertain project/revenue timing 2016 ROW revenue range of $10 to $20 million estimated Houston Electric Right of Way Revenues Right of Way Revenues

Natural Gas Utilities
2015 Regulatory Update

CenterPoint Energy

Annualized rate relief from 2015 filings (includes interim rates [1]): $71.4 million

Jurisdiction	Effective Date	Annual Revenue Increase - $MM	Comments	Docket #
Arkansas	June 2015	$1.5	Act 310 – final order issued Jan 12, 2016[2]	10-108-U
South Texas	July 2015	$4.0	Fourth annual GRIP filing; approved by the TX RRC	GUD 10435
Beaumont/East Texas	July 2015	$5.9	Second annual GRIP filing; approved by the TX RRC	GUD 10433
Texas Coast	September 2015	$4.9	Rate case approved by the TX RRC in August 2015; settlement established parameters for future GRIP filings	GUD 10432
Arkansas	December 2015	$1.9	MRP filed monthly; annual revenue increase includes 2015 rate relief through December 2015	06-161-U
Minnesota	October 2015	$47.8 (Interim Rates)	Rate case requesting an increase of $54.1MM filed in August 2015; interim rates of $47.8MM effective in October 2015; final decision from the MPUC expected in 3Q 2016	15-424

(Continued on slide 30)

GRIP – Gas Reliability Infrastructure Program; TX RRC – Texas Railroad Commission; MRP – Main Replacement Program; MPUC – Minnesota Public Utilities Commission

[1] Interim rates begin the recognition of revenue, subject to refund (pending issuance of a final order)

[2] Act 310 provides rate relief between rate cases for capital and expenses associated with changes in laws and regulations relating to public health, safety and environment

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PBRC – Performance Based Rate Change; RSP – Rate Stabilization Plan; RRA – Rate Regulation Adjustment; SGR – Supplemental Growth Rider (1) Interim rates begin the recognition of revenue, subject to refund (pending issuance of a final order) Jurisdiction Expected Effective Date Annual Revenue Increase - $MM Comments Docket # Arkansas 3Q 2016 $35.6 Rate case filed on November 10, 2015; pending approval 15-098-U Requested annualized rate relief from pending 2015 filings: $ 35.6 million Jurisdiction Effective Date Annual Revenue Increase - $MM Comments Docket # Oklahoma November 2015 $0.9 PBRC filing approved in 4Q 2015 201500118 North Louisiana December 2015 $1.0 (Interim Rates) Filed 2015 RSP requesting $1.0MM in October 2015; pending approval; interim rates effective December 2015 U-33818 South Louisiana December 2015 $1.5 (Interim Rates) Filed 2015 RSP requesting $1.5MM in October 2015; pending approval; interim rates effective in December 2015 U-33817 Mississippi December 2015 $1.9 RRA filing approved in 4Q 2015 12-UN-139 Mississippi December 2015 $0.1 SGR filing approved in 4Q 2015 13-UN-0214 Annualized rate relief from 2015 filings (includes interim rates (1)): $71.4 million Natural Gas Utilities 2015 Regulatory Update

Natural Gas Utilities
2015 Regulatory Update

CenterPoint Energy

Rate relief from 2015 filing recognized in 2014 (includes interim rates [1]): $3.9 million

Jurisdiction	Date Recognized	Rate Relief - $MM	Comments	Docket #
Arkansas	December 2014	$3.9 (Interim Rates)	BDA filed in March 2015; revenue recognized in fourth quarter 2014; interim rates effective in June 2015; pending approval	06-161-U

Interim rate refunds: ($1.5 million)

Jurisdiction	Effective Date	Refund - $MM	Comments	Docket #
North Louisiana	September 2015	($0.9)	2013 RSP refunded through the GSR; refund period expected to run through July 2016; recognized upon approval	U-32996
South Louisiana	September 2015	($0.6)	2013 RSP refunded through the GSR; refund period expected to run through June 2016; recognized upon approval	U-32998

Energy efficiency incentives recognized in 2015 [2]: $12.1 million

Mechanism	Date Recognized	Incentive - $MM	Comments	Docket #
Arkansas	June 2015	$0.5	APSC approved energy efficiency incentive in June 2015; recognized when approved; rates effective July 2015	07-081-TF
Minnesota	August 2015	$11.6	MPUC approved CIP incentive in August 2015; recognized when approved; rates effective January 2016	15-421

BDA – Billing Determinant Rate Adjustment; RSP – Rate Stabilization Plan; GSR – Gas Supply Rate; APSC – Arkansas Public Service Commission; MPUC – Minnesota Public Utilities Commission; CIP – Conservation Improvement Program

[1] Interim rates begin the recognition of revenue for mechanisms except Arkansas BDA, which recognizes rate relief in the prior year; subject to refund (pending issuance of a final order)

[2] Arkansas performance incentive approved and recognized in 2014 was $0.5 million. Minnesota CIP incentive approved and recognized in 2014 was $10.9 million.

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Capital Recovery Method 2015A 2016E 2017E 2018E 2019E 2020E Annual Mechanisms 47% 39% 59% 63% 59% 63% Rate Cases 53% 61% 41% 37% 41% 37% $ Millions Natural Gas Utilities Capital Expenditures

Estimated Rate Filing Timelines as of December 31, 2015 Houston Electric (1) Natural Gas Utilities (1) (1) Rate filings and timelines are subject to change and may be impacted by factors such as regulatory, legislative and economic factors (2) Rate case required to continue filing DCRF. No requirement to file. (2)

Excludes transition and system restoration bonds Near Term Debt Maturities Issuer Amount Outstanding ($MM) Coupon Maturity CERC 325 6.150% 05/01/2016 CNP 250 5.950% 02/01/2017 CERC 250 6.125% 11/01/2017 CNP 300 6.500% 05/01/2018 CERC 300 6.000% 05/15/2018 CNP 50 5.050% 11/01/2018 $ Millions

Note: Refer to slide 2 for information on non-GAAP measures Reconciliation: Net Income and diluted EPS to the Basis Used in Providing 2015 Earnings Guidance

2014 EPS Reconciliation to Baseline 2014 Fully Diluted EPS $ 1.42 On an adjusted guidance basis: ZENS-related mark to market gains (0.12) CES MTM gain (0.04) Pension Curtailment loss 0.01 2014 Consolidated EPS on a guidance basis $ 1.27 Deferred Tax Benefit (0.07) 2014 Fully Adjusted EPS $ 1.20 Midstream Investments (0.44) 2014 Fully Adjusted Utility Operations EPS $ 0.76 The Equity Amortization schedule on page 37 details the decrease between the 2014 and 2015 equity returns Information about the 2008 Energy Efficiency Cost Recovery Factor Appeals is provided in the 2014 10-K Note: Refer to slide 2 for information on non-GAAP measures (1) (2)

Estimated Amortization for Pre-Tax Equity Earnings
Associated with the Recovery of Certain Qualified Cost and Storm Restoration Costs

CenterPoint. Energy

As of December 31, 2015

		TBC II	TBC III	TBC IV	SRBC	Total
Actual	2005	$ 213,804	$ -	$ -	$ -	**$ 213,804**
	2006	6,644,004	-	-	-	**6,644,004**
	2007	7,140,194	-	-	-	**7,140,194**
	2008	6,673,765	4,743,048	-	-	**11,416,813**
	2009	7,279,677	6,074,697	-	95,841	**13,450,215**
	2010	9,071,326	5,745,580	-	2,657,384	**17,474,291**
	2011	9,902,590	6,994,650	-	2,840,737	**19,737,978**
	2012	9,717,059	6,837,290	27,873,514	2,473,992	**46,901,855**
	2013	10,383,183	7,251,470	24,082,419	2,235,567	**43,952,640**
	2014	11,442,612	8,699,455	42,944,063	3,680,587	**66,766,717**
	2015	13,547,311	12,683,240	18,689,309	2,358,968	**47,278,828**
Estimated	2016	12,095,016	5,232,636	36,424,301	4,473,375	**58,225,329**
	2017	12,452,965	8,915,440	28,939,060	2,555,256	**52,862,722**
	2018	13,460,269	9,955,321	29,857,659	2,726,204	**55,999,454**
	2019	7,626,273	10,305,388	30,910,434	2,922,090	**51,764,185**
	2020	-	897,749	31,977,753	3,117,373	**35,992,875**
	2021	-	-	33,226,619	3,315,905	**36,542,524**
	2022	-	-	34,592,817	2,001,273	**36,594,090**
	2023	-	-	36,018,410	-	**36,018,410**
	2024	-	-	29,248,750	-	**29,248,750**
		$ 137,650,048	$ 94,335,964	$ 404,785,110	$ 37,454,553	**$ 674,225,675**

The table provides

1) the pre-tax equity return recognized by CenterPoint Energy, Inc. (CenterPoint Energy) during each of the years 2005 through 2015 related to CenterPoint Energy Houston Electric, LLC's (CEHE) recovery of certain qualified costs or storm restoration costs, as applicable, pursuant to the past issuance of transition bonds by CenterPoint Energy Transition Bond Company II, LLC (Transition BondCo II) and CenterPoint Energy Transition Bond Company III, LLC (Transition BondCo III) or CenterPoint Energy Transition Bond Company IV, LLC (Transition BondCo IV) or system restoration bonds by CenterPoint Energy Restoration Bond Company, LLC (System Restoration BondCo), as applicable and

2) the estimated pre-tax equity return currently expected to be recognized in each of the years 2016 through 2024 related to CEHE's recovery of certain qualified costs or storm restoration costs, as applicable, pursuant to the past issuance of transition bonds by Transition BondCo II, Transition BondCo III or Transition BondCo IV or system restoration bonds by System Restoration BondCo, as applicable.

The amounts reflected for 2016 through 2024 are based on CenterPoint Energy's estimates as of December 31, 2015. However, the equity returns to be recognized in future periods with respect to each series of transition or system restoration bonds, as applicable, will be periodically subject to adjustment based on tariff adjustments for any overcollections or undercollections of transition charges or system restoration charges, as applicable. The equity return amounts reflected in the table are reported in the financial statements of CenterPoint Energy and CenterPoint Energy Houston Electric as revenues from electric transmission and distribution utility.

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